                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount previously paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Dated Filed:

--------------------------------------------------------------------------------

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Hanover Capital Mortgage Holdings, Inc. to be held at 11:00 a.m. on Friday, May 17, 2002, at the American Stock Exchange, 86 Trinity Place, New York, New York, 10016.

     The attached Notice of Meeting and Proxy Statement describe the formal agenda for the Annual Meeting. Your Board of Directors and management will also present a report on our operations, and will be happy to respond to questions properly brought before the meeting.

     I HOPE THAT YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO ATTEND, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. THIS WILL ASSIST US IN ACHIEVING A QUORUM AT THE ANNUAL MEETING, AND WILL ENSURE THAT YOUR VOTE WILL BE COUNTED EVEN IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING. YOU WILL STILL BE ABLE TO VOTE IN PERSON AT THE ANNUAL MEETING IF YOU RETURN THE ENCLOSED PROXY CARD. YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN.

     On behalf of our Board of Directors, thank you for your continued interest and support. We look forward to meeting and speaking with those of our shareholders who are able to attend the Annual Meeting.

                                          Sincerely,

                                          JOHN A. BURCHETT
                                          President, Chief Executive Officer and
                                          Chairman

                                   IMPORTANT

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL US AT (732) 393-3016.

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, MAY 17, 2002

To Our Shareholders:

     The 2002 Annual Meeting of the Shareholders of Hanover Capital Mortgage Holdings, Inc. will be held on Friday, May 17, 2002, at 11:00 a.m. at the American Stock Exchange, 86 Trinity Place, New York, New York, 10016, for the following purposes:

          1. To elect three Directors, to serve for a term of three years;

          2. To consider and vote upon a proposed amendment to the Articles of Incorporation of the Company to change certain shareholder ownership limits; and

          3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors has fixed the close of business on April 1, 2002 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     YOUR PROXY IS ENCLOSED. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, MARK YOUR PREFERENCES, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU DO ATTEND THE MEETING.

                                          By order of the Board of Directors

                                          JOYCE S. MIZERAK,
                                          Senior Managing Director, a Director
                                          and Secretary

Edison, New Jersey
This Proxy Statement will be first sent to shareholders on or about April 12, 2002.

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                PROXY STATEMENT

     We are providing this Proxy Statement in connection with the solicitation by the Board of Directors of Hanover Capital Mortgage Holdings, Inc. (the "Company") of proxies to be voted at the Company's 2002 Annual Meeting of Shareholders to be held on Friday, May 17, 2002, at the time and place set forth in the notice of this meeting, and at any meeting following any adjournments or postponements thereof. This proxy statement, accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission form your meeting package. We sent this package on or about April 12, 2002 to record holders of our common stock as of April 1, 2002, the record date for the meeting.

     If you properly execute, date and return the enclosed proxy card it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon, then the shares represented by your proxy will be voted:

     "FOR" James F. Stone, Joyce S. Mizerak and Irma N. Tavares, your Board of Directors' nominees named herein and "FOR" the approval of an amendment to the Articles of Incorporation of the Company.

     The persons named as proxies may also vote on any other matter to properly come before the Annual Meeting.

     Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Annual Meeting, by giving written notice of revocation to our Secretary at any time before the proxy is exercised, or by duly executing and dating a subsequent proxy relating to the same shares of our common stock and delivering it to our Secretary at or before the Annual Meeting.

     The holders of a majority in interest of all common stock issued, outstanding and entitled to vote at the meeting must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least two-thirds of the shares of common stock entitled to vote is required to approve the proposed amendment to the Articles of Incorporation of the Company listed in the notice of the meeting. Abstentions and broker non-votes are not considered votes cast, and will not affect the vote required regarding the election of Directors. However, abstentions and broker non-votes will have the effect of a vote "AGAINST" the proposed amendment to the Articles of Incorporation of the Company.

     We will bear the cost of the solicitation of proxies. We anticipate that the solicitation will be made primarily by mail, but our regular employees, Directors or representatives (none of whom will receive any extra compensation for their activities) may also solicit proxies in person and by telephone, telegraph, advertisement, facsimile or other electronic media, and may arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at our expense. We have also retained Georgeson Shareholder, or GS, to assist us in the solicitation of proxies. They will charge us a fee of $6,500 plus reasonable out-of-pocket expenses and disbursements. They will also charge us for both incoming and outgoing telephone communications at $5.00 per completed call. Pursuant to a written contract with us, GS will assist in the distribution of proxy materials and with communication with and solicitation of brokers, banks, nominees, intermediaries and other shareholders, and will contact registered shareholders to promote participation in the meeting and maximize voting response. We have agreed to indemnify GS against some of the liabilities and expenses associated with these activities.

     Our principal executive offices are located at 379 Thornall Street, Edison, New Jersey 08837, telephone number (732) 548-0101.

                       RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the meeting. On that date, we had outstanding and entitled to vote 4,324,587 shares of common stock, par value $.01 per share. This class has no cumulative voting rights; each outstanding share of our common stock entitles the record holder to one vote at the meeting and at any adjournments or postponements of the meeting.

                      PROPOSAL #1 -- ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. Any Director who was appointed by the Board of Directors to fill a vacancy holds office until the next annual meeting of shareholders, at which time the shareholders elect a Director to hold office for the balance of the term then remaining. It is proposed that each Director nominee listed below, whose term expires at this meeting, be elected to serve a term of three years and until his or her successor is duly elected and qualified or until he or she sooner dies, resigns or is removed.

     The Board has nominated James F. Stone, Joyce S. Mizerak and Irma N. Tavares, to be elected at the Annual Meeting as Directors and whose terms will expire in 2005.

     All of the Director nominees advised us that they are available and willing to serve if elected. If any of the Director nominees become unavailable for election, which we do not anticipate, then the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend.

     The election of nominees for Director will be decided by plurality vote. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" MR. STONE, MS. MIZERAK AND MS. TAVARES. Proxies solicited by the Board of Directors will be voted "FOR" the election of the Director nominees named below, all of whom are now members of the Board of Directors, unless shareholders specify a contrary vote.

                      NOMINEES FOR TERMS EXPIRING IN 2005:

NAME OF NOMINEE               AGE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
---------------               ---  -----------------------------------------------------------------------

James F. Stone..............  62   James F. Stone has been a Director of the Company since March 2000. Mr.
                                   Stone has been a partner of SeaView Capital LLC since March 2000. From
                                   1996 to 2000, he was a partner of Riparian Partners. Mr. Stone is a member of the Board of Fiber Composites Corporation of North Carolina
                                   and the South County Hospital in Rhode Island.

NAME OF NOMINEE               AGE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
---------------               ---  -----------------------------------------------------------------------
Joyce S. Mizerak............  46   Joyce S. Mizerak has been a Director and the Secretary of the Company since its inception in June 1997. Ms. Mizerak has been a Senior
                                   Managing Director of the Company since 2000, a Director of Hanover
                                   Capital Partners Ltd. since its formation in 1989, and was appointed
                                   President of Hanover Capital Partners in 2000. Ms. Mizerak has also been a Director and Senior Vice President of HanoverTrade.com, Inc.
                                   since its formation in 1999. Before joining Hanover Capital Partners,
                                   Ms. Mizerak had responsibility at Bankers Trust Company from 1988 to
                                   1989 for mortgage transaction contracts. Before joining Bankers Trust
                                   Company, Ms. Mizerak held a variety of positions at Citicorp Investment
                                   Bank from 1984 to 1988 including the trading of whole mortgage loans for Citicorp's Citimae residential mortgage conduit.

Irma N. Tavares.............  47   Irma N. Tavares has been a Director of the Company since its inception in June 1997. Ms. Tavares has been a Senior Managing Director of the
                                   Company since 2000, and has been a Senior Managing Director and a
                                   Director of Hanover Capital Partners since its formation in 1989. Ms.
                                   Tavares has served as a Director and President of HanoverTrade.com,
                                   Inc. since its formation in 1999. Before joining Hanover Capital
                                   Partners, Ms. Tavares held mortgage-related trading positions at both
                                   Citicorp Investment Bank from 1983 to 1987 and Bankers Trust Company from 1987 to 1989.

     The following are the continuing members of our Board of Directors whose terms of service are indicated below:

                     DIRECTORS WHOSE TERM EXPIRES IN 2003:

NAME OF DIRECTOR              AGE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----------------              ---  -----------------------------------------------------------------------

John A. Burchett............  59   John A. Burchett has been the Chairman of the Board, President and
                                   Chief Executive Officer of the Company since its inception in June
                                   1997. Mr. Burchett has also been the Chairman of the Board, President and Chief Executive Officer of Hanover Capital Partners Ltd., a
                                   subsidiary of the Company, since its formation in 1989 and of Hanover
                                   Capital Mortgage Corporation, a subsidiary of Hanover Capital Partners, since its inception in 1992. Mr. Burchett has also been the Chairman of the Board and Chief Executive Officer of HanoverTrade.com, Inc., a
                                   subsidiary of the Company, since its formation in 1999. Prior to the founding of Hanover Capital Partners, Mr. Burchett held executive positions in the national mortgage finance operations of two global financial institutions: Citicorp Investment Bank from 1980 to 1987 and
                                   Bankers Trust Company from 1987 to 1989.

NAME OF DIRECTOR              AGE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----------------              ---  -----------------------------------------------------------------------
John A. Clymer..............  53   John A. Clymer has been a Director of the Company since the consummation of the Company's initial public offering in September
                                   1997. Since September 1994, Mr. Clymer has been a Managing Director and the Chief Investment Officer of Resource Trust Co., which was acquired by U.S. Trust in 2001. Mr. Clymer has been a Director of WTC
                                   Industries, Inc. since 1994.

Saiyid T. Naqvi.............  52   Saiyid T. Naqvi has been a Director of the Company since March 1998. He joined PNC Mortgage in 1993 with the acquisition of Sears Mortgage
                                   Corporation, which he had joined in 1985, and was President and Chief
                                   Executive Officer of PNC Mortgage (formerly Sears Mortgage Corporation)
                                   until January 2001.

                     DIRECTORS WHOSE TERM EXPIRES IN 2004:

NAME OF DIRECTOR              AGE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----------------              ---  -----------------------------------------------------------------------

George J. Ostendorf.........  57   George J. Ostendorf has been a Director of the Company since its inception in June 1997. Mr. Ostendorf is also a Senior Managing
                                   Director of the Company, and has been a Director and Senior Managing
                                   Director of Hanover Capital Partners Ltd., a subsidiary of the Company, since its formation in 1989. Mr. Ostendorf has been a Director and
                                   Senior Vice President of HanoverTrade.com, Inc., a subsidiary of the
                                   Company, since its formation in 1999. Before joining Hanover Capital
                                   Partners, Mr. Ostendorf was responsible for the origination and distribution of mortgage securities by Chicago-based sales forces that he managed for Citicorp Investment Bank and later for Bankers Trust
                                   Company.

John N. Rees................  68   John N. Rees has been a Director of the Company since the consummation of the Company's initial public offering in September 1997. Since 1986,
                                   Mr. Rees has been President of Pilot Management, a privately held investor/consultant firm. Mr. Rees has been on the Board of Directors for Aerodyne Research since 2000.

Joseph J. Freeman...........  70   Joseph J. Freeman has been a Director of the Company since October
                                   1997. Since 1986, Mr. Freeman has been the President of LRF
                                   Investments, Inc., a privately held venture capital firm. Mr. Freeman has been on the Board of Directors of LRF Investments, Inc. since 1985 and Newton Senior Living since 2000.

                               EXECUTIVE OFFICERS

NAME                          AGE                   POSITION WITH THE COMPANY
----                          ---                   -------------------------

J. Holly Loux...............  33   J. Holly Loux was named our Chief Financial Officer and
                                   Treasurer in January 2002. She is primarily responsible for our Accounting and Finance Group, comprising the finance,
                                   accounting and control functions. Ms. Loux, a certified
                                   public accountant, spent 11 years with the public accounting firm of Deloitte & Touche LLP in the assurance and advisory function of the financial services industry group.

Thomas P. Kaplan............  37   Thomas P. Kaplan was our Chief Financial Officer, Treasurer
                                   and a Managing Director from June 1999 to January 2002. Mr.
                                   Kaplan remains a Managing Director of the Company. Before
                                   joining the Company, Mr. Kaplan was the executive vice
                                   president in charge of the capital markets division of
                                   Franchise Mortgage Acceptance Company from 1997 to 1999, and a senior vice president in the asset-backed securities group at Greenwich Capital Markets from 1995 to 1997.

John F. Lanahan.............  40   John F. Lanahan has been Assistant Secretary of the Company since 1999. Mr. Lanahan is also Senior Vice President and
                                   Counsel of Hanover Capital Partners Ltd. and
                                   HanoverTrade.com, Inc. and has been employed by the Company since 1999. Before joining the Company, Mr. Lanahan worked with the law firm of Hack, Piro, O'Day, Merklinger, Wallace
                                   & McKenna, P.A. from 1991 to 1999.

PROPOSAL #2 -- APPROVAL OF AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION

     The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, amendments to Article ELEVENTH and Article NINTH of the Company's Articles of Incorporation, which if approved, would change certain ownership limits defined therein. The Board of Directors determined that these amendments are advisable and should be considered at the Annual Meeting. The full text of the proposed amendments to the Articles of Incorporation is shown below.

Background of the Amendments

     In order to qualify as a REIT, we must receive most of our income from certain passive real estate investments. If qualified, the REIT's shareholders receive pass-through treatment for the income that is distributed, and no tax is imposed on the REIT level. However, in order to receive pass-through treatment, we must satisfy a number of tests on an annual basis, including an ownership structure test.

     In order to continue to qualify as a REIT, (1) beneficial ownership of the REIT must be held by 100 or more persons and (2) not more than 50% in value of the REIT's outstanding capital stock may be owned, directly or indirectly, as defined in the Internal Revenue Code (the "Code"), by five or fewer individuals during the last half of a taxable year (the "Five or Fewer Rule"). In order to ensure compliance with the Five or Fewer Rule, our Articles of Incorporation currently provide for capital stock ownership limits applicable to each of our stockholders. Our Articles of Incorporation prohibit any person from having beneficial ownership, either directly or by virtue of the Code's applicable attribution rules, of more than 9.5% in value of our outstanding Capital Stock (the "Ownership Limit"). Certain investment funds, which are not individuals, (the "Funds") directly own more shares than the existing Ownership Limit pursuant to a limited waiver that was granted by the Board of Directors in 1998 under a power conferred in the Articles of Incorporation (the "Funds Waiver"); the Articles required, and the Board of Directors then obtained from the Funds, evidence that permitting the Funds to exceed the Ownership Limit to the limited extent provided in the Funds Waiver would not cause any individual, directly or indirectly, to exceed the Ownership Limit. In the case of John Burchett, our Chief Executive Officer and Chairman, the ownership limit is 11.99%. In our Articles of Incorporation, Mr. Burchett is referred as the "Existing Holder" and his ownership limit is referred to as the "Existing Holder Limit." These ownership limitations ensure that no five beneficial owners of our capital stock could, in the aggregate, own more than 49.99% of our capital stock and that the Five or Fewer Rule remains unbroken.

Purpose and Effect of the Amendments

     We are currently, and have been at all times, in compliance with the limits on ownership described above. However, recent repurchases by the Company of its common stock have reduced the number of the Company's outstanding shares of common stock to the point where the Existing Holder Limit may limit Mr. Burchett from participating in further equity ownership in the Company or from receiving the benefit of certain incentive stock options as they become exercisable.

     The Board of Directors considers it advisable and in the best interests of the Company that the Existing Holder Limit be increased. Increasing the Existing Holder Limit would allow Mr. Burchett not only to further align his interests with the interests of all other stockholders, but it would also allow him to receive the benefit of stock option awards, when they become exercisable, which were made under the Company's incentive option plans. Further, increasing the Existing Holder Limit would enable Mr. Burchett to meaningfully participate in incentive plans in the future. Such participation is an important component of our executive compensation policy, which emphasizes the alignment of executive and stockholder interests and enables executives to share in the value they create for the stockholders.

     In order to effect these goals, the proposed amendments to our Articles of Incorporation would change the Ownership Limit on capital stock ownership with respect to any Person to no more than 7.5%, and would change the Existing Holder Limit on capital stock ownership with respect to the Existing Holder to no more than 20%. This proposed allocation of ownership limitations will, if approved, provide an adequate cushion within which our stated goals may be advanced, while ensuring our continued compliance with the Five or Fewer Rule. Based on information obtained from the Funds, the Board of Directors has determined that the permitted holdings of the Funds under the Funds Waiver would not cause any individual, directly or indirectly, to exceed the lower Ownership Limit prescribed in the proposed amendments. Moreover, we believe that no individual, other than Mr. Burchett, directly or indirectly owns more than 5% of the Company's outstanding stock. As a result this proposal will not affect any stockholder other than Mr. Burchett, except to the extent that such stockholder desires to ultimately acquire beneficial ownership of greater than 7.5% of our capital stock.

Amendments to Articles of Incorporation

     If this proposal is approved, Article ELEVENTH of the Company's Articles of Incorporation will be amended to state, in part, as follows:

     "OWNERSHIP LIMIT" SHALL MEAN SEVEN AND ONE-HALF PERCENT (7.5%) OF THE VALUE OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION.

     "EXISTING HOLDER LIMIT" SHALL MEAN TWENTY PERCENT (20.0%) IN VALUE OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION.

and Article NINTH, section (i) of the Company's Articles of Incorporation will be amended to state as follows:

     (I) EACH CERTIFICATE FOR CAPITAL STOCK SHALL BEAR THE FOLLOWING LEGEND: THE
         SHARES OF [               ] STOCK REPRESENTED BY THIS CERTIFICATE ARE
         SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY (1) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF 7.5% OF THE VALUE OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION; OR (2) BENEFICIALLY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION'S BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY DESIGNATED AND TREATED AS SHARES OF EXCESS STOCK WHICH MAY BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OR ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO.

Effective Date of the Amendment to the Articles of Incorporation

     The proposed amendment to the Articles of Incorporation would not become effective unless and until:

     - the proposal receives the affirmative vote of shareholders owning at least two-thirds (2/3rds) of the Company's outstanding Stock; and

     - upon its filing as required under Maryland law for the amendments to the Articles of Incorporation to become effective.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of our common stock as of March 1, 2002 by:

     - each person we know to beneficially own more than 5% of our common stock;

     - each of our Directors;

     - each of our "Named Executive Officers" as described under "Executive Compensation"; and

     - all of our Directors and executive officers as a group.

     Unless otherwise indicated in the table's footnotes, the beneficial owners have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned.

                                                                       NUMBER OF
                                                                         SHARES
TITLE OF                      NAME AND ADDRESS OF                     BENEFICIALLY    PERCENT OF
 CLASS                          BENEFICIAL OWNER                         OWNED          CLASS
--------                      -------------------                     ------------    ----------
Common      Wallace R. Weitz & Company..............................    776,000(1)      17.89%
            1125 South 103rd Street
            Suite 600
            Omaha, Nebraska 68124
Common      John A. Burchett........................................    505,261(2)      11.65%
            379 Thornall Street
            Edison, New Jersey 08837
Common      Joyce S. Mizerak........................................    191,558(3)       4.42%
            100 Metroplex Drive, Suite 301
            Edison, New Jersey 08817
Common      George J. Ostendorf.....................................    163,179(4)       3.76%
            208 South LaSalle Street
            Suite 1338
            Chicago, Illinois 60604
Common      Irma N. Tavares.........................................    158,993(5)       3.67%
            379 Thornall Street
            Edison, New Jersey 08837
Common      Thomas P. Kaplan........................................     98,793(6)       2.28%
            122 E. 42nd Street, Suite 2707
            New York, New York 10168
Common      John N. Rees............................................     30,000(7)          *
            101 Granite Street
            Rockport, Mass 01966
Common      Saiyid T. Naqvi.........................................     11,000(8)          *
            75 North Fairway Drive
            Vernon Hills, Illinois 60061
Common      John A. Clymer..........................................      8,000(9)          *
            900 Second Avenue S., Suite 300
            Minneapolis, Minnesota 55402
Common      Joseph J. Freeman.......................................     16,000(10)         *
            60 Wells Avenue, Newton
            Mass 02459

                                                                       NUMBER OF
                                                                         SHARES
TITLE OF                      NAME AND ADDRESS OF                     BENEFICIALLY    PERCENT OF
 CLASS                          BENEFICIAL OWNER                         OWNED          CLASS
--------                      -------------------                     ------------    ----------
Common      James F. Stone..........................................      9,000(11)         *
            362 Ocean Road
            Narragansett, RI 02882
Common      All executive officers and Directors as a group (10                         27.47%
            persons)................................................
* Less than 1%.

---------------
 (1) According to a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2002.

 (2) According to a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2002 and includes: (i) 28,698 shares held by Mr. Burchett's children for which he disclaims beneficial interest; and (ii) 33,068 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 (3) Includes 34,628 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 (4) Includes 46,293 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 (5) Includes 46,293 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 (6) Includes 46,293 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 (7) Includes 10,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 (8) Includes 8,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 (9) Includes 8,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

(10) Includes 10,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

(11) Includes 4,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 2001 the Board of Directors held three in-person meetings and twelve meetings by telephone conference. The Board of Directors also took actions by unanimous written consent. Each Director attended at least 75% of:

     - the total number of Board of Directors' meetings held during the period in which he or she served as Director; and

     - the total number of meetings held by each committee of the Board of Directors on which he or she served.

     We do not pay Directors who are also officers of the Company additional compensation for their services as Directors. Accordingly, Mr. Burchett, Mr. Ostendorf, Ms. Mizerak and Ms. Tavares did not receive any additional compensation as Directors of the Company. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related
Transactions -- Employment Agreements" and "-- Management Agreement".

     In 2001, compensation for non-employee Directors included the following:

     - an annual Director's fee equal to $15,000, payable on a quarterly basis;

     - $500 for each meeting attended; and

     - travel expenses in connection with attending each in-person meeting.

     The Board of Directors has a Nominating Committee, an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors is comprised of three independent Directors, John N. Rees, John A. Clymer and James F. Stone. Each Committee member meets the requirements for independence and financial literacy of the American Stock Exchange. Our Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors. The Audit Committee held 4 meetings during 2001.

     Our Nominating Committee is comprised of three independent Directors and the members are James F. Stone, Joseph J. Freeman and Saiyid T. Naqvi. The Nominating Committee recommends to the board persons to be nominated as Directors or to be elected to fill vacancies on the board. The Nominating Committee will consider nominees recommended by our stockholders. These recommendations should be submitted in writing to our Secretary. The Nominating Committee held one meeting during 2001.

     The Compensation Committee is comprised of independent Directors and the members are John A. Clymer, Joseph J. Freeman and Saiyid T. Naqvi. The Compensation Committee develops and implements executive compensation policies and plans, including incentive and stock option plans, which seek to enhance our profitability and value. Our Compensation Committee administers these policies on behalf of the Board of Directors. The Compensation Committee held one meeting during 2001.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three independent Directors, each of whom meet the requirements for independence and financial literacy of the American Stock Exchange. Our Audit Committee adopted a written charter in June 2000, which we attached to last year's Proxy Statement. Our Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors.

     Management is responsible for our internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. Our Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, our independent accountants. Management represented to the Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Deloitte & Touche LLP's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

     Deloitte & Touche LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Deloitte & Touche LLP that firm's independence. The Audit Committee further considered whether the provision by Deloitte & Touche LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the accountants' independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the disclosures by the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended and the Board of Directors approved the selection of Deloitte & Touche LLP as our independent accountants for 2002.

                                          Audit Committee

                                          John N. Rees, Chair
                                          John A. Clymer
                                          James F. Stone

             DISCLOSURE OF FEES CHARGED BY INDEPENDENT ACCOUNTANTS

Audit Fees

     During the fiscal year ended December 31, 2001, Deloitte & Touche LLP billed the Company an aggregate of $288,500 for audit fees, covering professional services rendered for (1) the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and (2) the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of 2001.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP did not perform any financial information systems design, implementation or related services for the Company during the year ended December 31, 2001.

All Other Fees

     For the year ended December 31, 2001, the Company incurred from Deloitte & Touche LLP an aggregate of $162,705 for all other services, including $89,915 for tax-related services, $72,790 for consulting services.

                             EXECUTIVE COMPENSATION

     The following table contains information about compensation earned for the years ended December 31, 2001, 2000 and 1999 by our chief executive officer and our four other most highly compensated executive officers serving at the end of 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                            -----------------------------------   -------------------------------------
                                                                                   SECURITIES
                                                                   OTHER ANNUAL    UNDERLYING     LTIP      ALL OTHER
NAME AND PRINCIPAL                          SALARY(1)   BONUS(1)   COMPENSATION   OPTIONS/SAR    PAYOUTS   COMPENSATION
POSITION                             YEAR      ($)        ($)          ($)            (#)          ($)         (11)
------------------                   ----   ---------   --------   ------------   ------------   -------   ------------
John A. Burchett...................  2001    322,013         0       10,696(3)            0         0          8,030
  Chairman of the Board,             2000    315,008         0       74,311(4)       49,200         0          3,346
  Chief Executive Officer            1999    306,277    53,766(2)     8,400(5)       50,000         0         13,922
  and President
Joyce S. Mizerak...................  2001    244,010         0        7,200(5)            0         0          1,120
  Senior Managing                    2000    236,256         0       25,055(6)       34,440         0            467
  Director and a Director            1999    229,708         0        7,200(5)       35,000         0          1,841
George J. Ostendorf................  2001    244,010         0        9,490(7)            0         0          6,187
  Senior Managing                    2000    236,256         0       25,754(8)       34,440         0          4,944
  Director and a Director            1999    229,708         0        9,220(9)       35,000         0          3,884
Irma N. Tavares....................  2001    244,010         0        7,200(5)            0         0            995
  Senior Managing                    2000    236,256         0       25,175(10)      34,440         0            249
  Director and a Director            1999    229,708         0        7,200(5)       35,000         0          2,867
Thomas P. Kaplan...................  2001    236,762         0            0               0         0              0
  Managing Director and              2000    227,250         0            0          34,440         0              0
  Chief Financial Officer            1999    115,057         0            0          35,000         0              0

---------------
 (1) Salary and bonus amounts are presented in the period earned; however, the payment of those amounts may have occurred in other periods.

 (2) Additional compensation paid to Mr. Burchett pursuant to a June 1997 Agreement with the Company.

 (3) Includes $8,400 for an automobile allowance and $2,296 for club membership dues.

 (4) Includes $8,400 for an automobile allowance and $65,911 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

 (5) Automobile allowance.

 (6) Includes $7,200 for an automobile allowance and $17,855 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

 (7) Includes $7,200 for an automobile allowance and $2,290 for club membership dues.

 (8) Includes $7,200 for an automobile allowance, $1,976 for club membership dues and $16,578 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

 (9) Includes $7,200 for an automobile allowance and $2,020 for club membership dues.

(10) Includes $7,200 for an automobile allowance and $17,975 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

(11) Life insurance premiums.

            OPTION/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2001

     No awards were made to Named Executive Officers in 2001 under the Equity Incentive Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION/SAR VALUES AT FISCAL
                                    YEAR END

     The following table shows 2001 stock option exercises and the value of unexercised options for those officers named in the Summary Compensation Table. In the case of exercised options, value is considered to be the difference between the exercise price and the market price on the date of exercise. In the case of unexercised options, value is considered to be the difference between the exercise price and the market price at the end of 2001. An "In-the-Money" option is an option for which the exercise price is less than $8.00, the closing market price of the Company's common stock on the last trading day of 2001.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                               SHARES                          DECEMBER 31, 2001             DECEMBER 31, 2001
                            ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                        EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ------------   ------------   -----------   -------------   -----------   -------------
John A. Burchett..........     33,066        $95,885        16,668         163,203       $ 56,255       $191,548
Joyce S. Mizerak..........     11,666        $31,207        23,148          77,655       $ 86,735       $134,083
George J. Ostendorf.......          0              0        34,814          77,655       $126,107       $134,083
Irma N. Tavares...........          0              0        34,814          77,655       $126,107       $134,083
Thomas P. Kaplan..........          0              0        34,814          34,626       $126,107       $134,083

                               CHANGE IN CONTROL

     On March 30, 2000 the Board of Directors adopted policies to take effect in the event a single person, entity, or a group of persons and/or entities acting in concert acquire control of us. If there is a change of control, the Chief Executive Officer may:

     - accelerate the exercisability, prior to the effective date of the Change in Control, of all outstanding options under the Stock Option Plan and the Equity Incentive Plan (and terminate the restrictions applicable to any shares);

     - accelerate the exercisability, prior to the effective date of the Change in Control, of all outstanding incentive stock options (and terminate the restrictions applicable to any shares);

     - grant and award bonuses under the Bonus Incentive Plan; and

     - forgive any and all of the outstanding indebtedness of the Named Executive Officers to us.

     On April 11, 2000 the Board of Directors approved a Stockholder Protection Rights Agreement. The Stockholder Protection Rights Agreement became effective on April 28, 2000 and provides that the holder of a Right, upon the exercise of the Right, is entitled to purchase from us one one-hundredth of a share of Participating Preferred Stock at an exercise price of $17.00 per share, subject to adjustment. The Stockholder Protection Rights Agreement provides that upon the separation time, which is when there is a public announcement by a person to acquire beneficial ownership of 10% or more of our common stock, the Rights will become exercisable and entitle each holder of a Right, other than Rights that are owned by the acquiring person the right to receive shares of common stock having a market value of two times the exercise price of the Right. Our Board may amend the Agreement anytime prior to the separation time in any respect.

     A copy of the Agreement was filed with the Securities and Exchange Commission on Form 8-A on April 24, 2000, and a copy is available from us free of charge.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The members of our Compensation Committee are John A. Clymer, Joseph J. Freeman and Saiyid T. Naqvi, and are all non-employee Directors. In this report, the term "we" refers to members of the Committee. Our report on executive compensation for 2002 follows. The Compensation Committee held one meeting during 2001.

     We are responsible for:

     1. annual reviews of our compensation policy for executive officers;

     2. recommendations to the Board of Directors with respect to our compensation policy for executive officers;

     3. compensation decisions regarding executive officers; and

     4. administration of our Bonus Incentive Compensation Plan, the 1997 Stock Option Plan and the 1999 Equity Incentive Plan.

     We have developed and implemented executive compensation policies and plans, including incentive and stock option plans, which seek to enhance our profitability and value. These policies are administered by the Compensation Committee. The principal objective of our compensation policies is to align closely the financial interests of our executives with those of our shareholders. Therefore, our compensation policies link the compensation of our Chief Executive Officer and other executive officers to our financial performance.

     Our executive compensation policy sets base salary at the minimum levels considered sufficient to attract and retain qualified executive officers. We provide performance-based variable compensation, allowing the total compensation of executive officers to fluctuate with our performance.

1997 Executive and Non-Employee Director Stock Option Plan

     We adopted the 1997 Executive and Non-Employee Director Stock Option Plan to provide a means of performance-based compensation, in order to attract and retain qualified personnel and to afford additional incentive to others to increase their efforts in providing significant services to us. Under this Plan, the Compensation Committee has authority to grant incentive stock options, non-qualified stock options, deferred stock, restricted stock, performance shares, stock appreciation rights, limited stock awards and dividend equivalent rights. These stock options are intended to provide an incentive to our executive officers and other key employees to increase the market value of our common stock, which links executive compensation to our performance. The Compensation Committee determines the terms and restrictions applicable to any such awards, including the selection of participants eligible to receive them. Eligible persons under the Plan are officers, Directors and employees of the Company or its subsidiaries and other persons expected to provide significant services to us. Incentive stock options may only be granted to the officers and key employees of the Company and its subsidiaries. To date, all options granted under this Plan have been granted at an exercise price equal to the fair market value on the date of grant. We awarded stock options under this Plan to executive officers during 1997. No vesting has occurred yet because we have not met the performance-based vesting requirements.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, this Plan authorizes the grant of options to purchase, and awards of, an aggregate of up to 325,333 shares of our common stock. If an option granted under this Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under this Plan.

Bonus Incentive Compensation Plan

     In 1997 we adopted a Bonus Incentive Compensation Plan to provide annual bonuses for eligible participants. The bonuses that may be awarded under this plan are based upon our annual net income. Such bonuses are paid 1/2 in cash and, subject to ownership limits, 1/2 in shares of our common stock. Our intent is to provide an incentive to our executive officers and other key employees to increase our market value. In view of our operating results since our initial public offering, no bonuses were awarded pursuant to the Bonus Incentive Compensation Plan in 1999, 2000, or 2001. However, in 2000 the Board of Directors approved a discretionary bonus pool of $194,000 and in 2001 the Board of Directors approved a discretionary bonus pool of $360,500 to reward mid-level and lower-level employees of Hanover Capital Partners and HanoverTrade.com, two of our subsidiaries, for their efforts during the year. No Named Executive Officers received any of the discretionary bonus pool payments.

1999 Equity Incentive Plan

     Under the 1999 Equity Incentive Plan, non-qualified stock options may be granted to officers, key employees, Directors, agents and consultants of the Company and its subsidiaries. These stock options are intended to provide an incentive to such recipients to increase the market value of our common stock, thus linking our performance to executive compensation. The Compensation Committee administers the Equity Incentive Plan. Persons eligible to participate in the Equity Incentive Plan are officers, Directors (including non-employee Directors) and employees, agents and consultants of the Company or its subsidiaries, and other persons who are in a position to make a significant contribution to our success. To date, all options granted under the Equity Incentive Plan have been granted at an exercise price equal to the fair market value on the date of grant. We awarded stock options under the Equity Incentive Plan to executive officers during 1999 and 2000.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Equity Incentive Plan authorizes the grant of options to purchase, and awards of, an aggregate of up to 550,710 shares of our common stock. If an option granted under the Equity Incentive Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Equity Incentive Plan. No eligible participant can be granted options exercisable into, or awards of, more than 50,000 shares of our common stock in any year.

Executive Compensation

     The compensation packages for Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares were negotiated at the time of our initial public offering. The purpose of these compensation packages was to retain the experience and talent of these individuals. As with our other executive compensation packages, these arrangements consist of base salaries, stock options and annual bonuses based upon our annual net income, all of which is intended to encourage corporate performance. In addition, the base annual salaries of Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares are subject to increase at the discretion of the non-employee Directors on the Compensation Committee.

     The Compensation Committee believes that executive compensation should be closely tied to corporate performance. We have implemented several practices that are intended to achieve this result. Specifically, executive bonuses and stock option grants are targeted to key individuals to ensure that executive compensation is closely tied to our performance. The key quantitative measures of performance addressed by these two programs are (i) our income (as measured by return-on-equity) and (ii) the appreciation of our stock price. Bonuses earned pursuant to the 1997 bonus incentive compensation plan are specifically tied to our performance as measured by return-on-equity. The value of the stock option grants directly reflect the value created for shareholders through stock price appreciation.

     In fiscal year 2001, no executive bonuses were earned pursuant to the 1997 bonus incentive compensation plan because we did not achieve the minimum return-on-equity targets required.

     In fiscal year 2001, our most highly compensated officer was John A. Burchett, our Chief Executive Officer and Chairman of the Board. Mr. Burchett received the minimum base salary payable pursuant to the terms of his employment agreement. Mr. Burchett entered into the employment agreement at the time we acquired Hanover Capital Partners from its private owners, as partial compensation for the sale of Hanover Capital Partners to us.

     The Compensation Committee reviewed Mr. Burchett's performance for fiscal year 2001 based on a number of factors. These factors included the following quantitative measures: (1) our return-on-equity and income; and (2) our stock price performance and dividends paid. These factors also included the following qualitative measures: (1) Our overall strategic direction, including the identification of market opportunities (including the development of HanoverTrade.com); (2) the appropriate management of our exposure to credit risk, interest rate risk and liquidity risk; and (3) our ability to react and retool to address and profit from changing market conditions. As a result of this review of qualitative and quantitative measures, taken as a whole, Mr. Burchett did not request, and did not receive, any discretionary bonuses or any bonuses pursuant to the 1997 bonus incentive compensation plan in fiscal year 2001.

                                            Compensation Committee

                                            John A. Clymer
                                            Joseph J. Freeman
                                            Saiyid T. Naqvi

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between our Board of Directors or committee members responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

     Effective as of January 1, 1998, we entered into a Management Agreement with Hanover Capital Partners. Under this agreement, Hanover Capital Partners, subject to the direction and control of our Board of Directors, provides certain services for us, including, among other things:

     - serving as a consultant to the Board with respect to the formulation of investment criteria and preparation of policy guidelines;

     - assisting us in developing criteria for the purchase of mortgage assets that are specifically tailored to our investment objectives;

     - representing us in connection with the purchase, and commitment to purchase or sell, mortgage assets;

     - arranging for the issuance of mortgage securities from a pool of mortgage loans;

     - furnishing reports and statistical and economic research to us regarding our activities and the services performed for us by Hanover Capital Partners;

     - monitoring and providing to the Board of Directors price information and other data;

     - investing or reinvesting our money in accordance with its policies and procedures and the terms and conditions of the Management Agreement;

     - providing executive and administrative personnel office space and services required in rendering services to us; and

     - administering our day-to-day operations.

     Each month we pay Hanover Capital Partners a fee for its services, and expenses for any due diligence services provided by independent contractors and other third parties in connection with the acquisition of mortgage assets.

     The monthly fee paid to Hanover Capital Partners equals the sum of:

     - (a) the wages and salaries of the personnel employed by Hanover Capital Partners and/or its affiliates (other than independent contractors and other third parties rendering due diligence services in connection with the acquisition of any mortgage assets) apportioned to us for that month, plus

     - (b) 25% of (a).

     The monthly expenses paid to Hanover Capital Partners equal the sum of:

     - (c) the expenses of Hanover Capital Partners; plus

     - (d) three percent of (c).

     Any amount that may become payable by Hanover Capital Partners to us for any services provided by us to Hanover Capital Partners, including the services of Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak, is offset against amounts payable to Hanover Capital Partners. Effective July 1, 1999, the Management Agreement was amended to define Hanover Capital Partners' monthly expenses related to services provided to us to mean: rent, telephone, utilities, office furniture, equipment, machinery and other office expenses of Hanover Capital Partners required for our day-to-day operations, including bookkeeping, clerical and back-office services provided by Hanover Capital Partners. During 2001, we recorded management and administrative expenses of $716,290 and no due diligence expenses relating to billings from Hanover Capital Partners, pursuant to the Management Agreement.

     Subject to other contractual limitations, the Management Agreement does not prevent Hanover Capital Partners from acting as an investment advisor or manager for any other person, firm or corporation. The Management Agreement expired December 31, 2001, but the Management Agreement is automatically renewed for successive one-year periods unless the unaffiliated Directors, as defined in the Management Agreement, resolve to terminate the Management Agreement.

The Formation Transactions

     In connection with our initial public offering, we acquired a 97% ownership interest (representing 100% of the non-voting preferred stock) in Hanover Capital Partners and its wholly-owned subsidiaries, Hanover Capital Mortgage Corporation and Hanover Capital Securities, Inc., from Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak, in exchange for an aggregate of 716,667 shares of our common stock. Mr. Burchett, Ms. Tavares, Mr. Ostendorf and Ms. Mizerak retained ownership of all of the issued and outstanding common stock of Hanover Capital Partners, representing a 3% ownership interest. Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak may also receive up to 216,667 additional shares of our common stock as additional payment for their contribution of the preferred stock of Hanover Capital Partners to us. This "earn-out" can vest in full or in part on any September 30, called a "measuring date", beginning with September 30, 1998 and ending with September 30, 2002. The earn-out will vest in full as of any measuring date through which the return on a unit offered in our public offering is at least equal to the initial public offering price of the unit. A unit is one share of common stock and one warrant. One-third of the earn-out will vest as of any measuring date through which the return on a unit is at least equal to a 20% annualized return on the initial public offering price of the unit.

     The return on a unit is determined by adding:

     - the appreciation in the value of the unit since the closing of our initial public offering; and

     - the amount of distributions made by us on the shares of common stock included in the unit since the closing of the initial public offering.

     Appreciation in a unit's value as of any measuring date is the average difference, during the 30 day period that ends on the measuring date, between

     - the market price of our shares of common stock included in the unit; and

     - the initial public offering price of the unit multiplied by two, to take into account the value of the warrant included in the unit.

     In determining whether the earn-out has vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.

     In addition, up to $1,750,000 in loans made by us to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak to enable them to pay taxes will be forgiven to the extent that the earn-out vests. These loans are secured by 116,667 shares of our common stock but are otherwise nonrecourse.

     The shares of common stock acquired by Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak (including any additional shares to be issued upon the vesting of the earn-out) and the forgiveness of any loans to them upon the vesting of the earn-out represent the consideration given to them in exchange for their contribution of the preferred stock of Hanover Capital Partners to us.

     Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak, are the holders of all of the common stock of Hanover Capital Partners and HanoverTrade.com and control the operations and affairs of Hanover Capital Partners, HanoverTrade.com, and the wholly owned subsidiaries of Hanover Capital Partners, Hanover Capital Securities and Hanover Capital Mortgage Corporation.

     Although we own all of the preferred stock of Hanover Capital Partners and HanoverTrade.com, we generally have no right to control the affairs of Hanover Capital Partners, HanoverTrade.com, Hanover Capital Mortgage Corporation and Hanover Capital Securities (other than to approve certain fundamental transactions such as mergers, consolidations, sales of substantially all assets, and voluntary liquidations) because the preferred stock of Hanover Capital Partners is nonvoting.

Employment Agreements

     On September 19, 1997, we entered into an employment agreement with each of Mr. Burchett, Ms. Tavares, Ms. Mizerak, and Mr. Ostendorf, each of which was amended in August 10, 2000. As amended, each employment agreement provides for an initial term of five years and will be automatically extended upon each anniversary date for a successive five-year term, unless either party provides prior written notice to the contrary or the employee has been terminated pursuant to the terms of the employment agreement. The employment agreements provide for an initial annual base salary of $300,000 for Mr. Burchett and $225,000 for each of Ms. Mizerak, Mr. Ostendorf and Ms. Tavares, plus annual cost-of-living increases. Each employment agreement also provides for participation by the executive officer in our Bonus Incentive Compensation Plan and the 1997 Executive and Non-Employee Director Stock Option Plan.

     In August 2000, we entered into a similar employment agreement with Mr. Kaplan that was effective as of January 1, 2000. The employment agreement provides for an initial term of five years and will be automatically extended upon each anniversary date for a successive five year term, unless either party provides prior written notice to the contrary or Mr. Kaplan has been terminated pursuant to the terms of the employment agreement. The employment agreement provides for an initial annual base salary of $229,522 plus annual cost-of-living increases.

     Each employment agreement contains a provision prohibiting competition with us for a certain period following his or her termination for "good cause". Good cause means:

     - the conviction of (or the plea of nolo contendere to) a felony;

     - the Board of Directors' good-faith determination that the employee willfully and deliberately failed to perform a material amount of his or her duties (other than a failure to perform duties due to physical or mental illness), and the employee's failure to perform his or her duties was not cured within 30 days after written notice from the Board of Directors specifying with reasonable particularity such alleged failure;

     - any absence from regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board of Directors in advance; or

     - any act or acts of personal dishonesty (including, without limitation, insider trading or unauthorized trading in our securities), which may have a material adverse effect on us, or any of our subsidiaries.

     In addition, the executive officer will be entitled to receive his or her base salary in effect at the date of termination until the later of one year from the termination date or the end of the employment term if the executive officer is:

     - terminated by us without good cause;

     - resigns within 90 days after being removed from Board of Directors; or

     - is not re-elected to the Board of Directors, despite the executive officer's efforts to remain on the Board of Directors.

     In the event that the executive officer is terminated without good cause within 90 days after a change of control of the Company, then the executive officer will be entitled to receive his or her base salary then in effect until the later of two years from the date of termination or to the end of the term of the employment agreement (generally, 4 or 5 years under current terms of the agreements). The employment agreement also provides each executive officer specified amounts of term life and disability insurance coverage, a monthly automobile allowance and payment of club dues.

Loans to Executive Officers

     In connection with our initial public offering, we agreed to make up to $1,750,000 in loans available to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak to enable them to pay their personal income taxes on the gains they recognized upon contributing Hanover Capital Partners preferred stock to us for shares of our common stock. No payment of principal on the loans is due before maturity unless the borrower is terminated for "good cause" under his or her employment agreement with us, in which case the loan will become immediately due and payable. Interest, however, is payable on a quarterly basis in arrears. The loans to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak are secured by an aggregate of 116,667 of their shares of our common stock, but are otherwise nonrecourse. As additional consideration to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak for their contribution of the preferred stock of Hanover Capital Partners to us, the outstanding balance of the loans will be forgiven to the extent that the earn-out vests. See "Certain Relationships and Related Transactions -- The Formation Transactions". The terms of the loans were not determined through arm's-length negotiations and may be more favorable to the borrowers than would otherwise be available to them.

     In March 1998, we agreed to lend up to an aggregate of $1,500,000 in unsecured loans to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak, in lieu of incurring the costs and expenses we were required to pay associated with the registration of 100,000 shares of our common stock owned by them. Pursuant to this loan agreement, we loaned Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak an aggregate of $1,203,880 in April 1998. The additional loans originally were due and payable on March 31, 1999, but in March 1999 their term was extended to March 31, 2001. Similarly, in February 2001, their term was extended to March 31, 2003.

     In November 1998, we agreed to lend up to an aggregate of $226,693 in unsecured loans to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak. The additional loans were used to fund equity contributions by them to Hanover Capital Partners and Hanover Capital Partners 2, Inc., our affiliates. Pursuant to this loan agreement, we loaned Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak an aggregate of $127,760 in November 1998. A portion of these loans ($44,223) was repaid in February 1999, when we wrote off our investment in Hanover Capital Partners 2, Inc.

     In connection with hiring Thomas P. Kaplan as our Chief Financial Officer and a Managing Director, we agreed to loan to Mr. Kaplan an amount sufficient to purchase up to 50,000 shares of our common stock. No payment of principal on the loan is due before maturity unless Mr. Kaplan is terminated for "good cause" under his employment agreement with us, in which case the loan will become immediately due and payable. Interest, however, is payable on a quarterly basis in arrears. Although Mr. Kaplan's loan is a nonrecourse loan, it is secured by 50,000 shares of our common stock.

     The summary of executive officer loans at March 31, 2002 is shown below:

                                                               AMOUNT OF
                                                                 LOAN        LARGEST AGGREGATE               SECURED BY
                                                  USE OF      OUTSTANDING   INDEBTEDNESS SINCE    INTEREST       OR
OFFICER                       DATE OF LOAN       PROCEEDS         ($)       JANUARY 1, 2001 ($)     RATE      UNSECURED
-------                    ------------------   -----------   -----------   -------------------   --------   -----------
John A. Burchett.........  September 19, 1997       (a)         270,000           270,000           6.02%    Secured (d)
  President, Chief         April 15, 1998           (a)         692,500           692,500           5.70%    Secured (d)
  Executive                April 15, 1998           (a)         696,280           696,280           5.51%    Unsecured
  Officer and Chairman     November 30, 1998        (b)          45,958            45,958           4.47%    Unsecured
Joyce S. Mizerak.........  September 19,1997        (a)         108,000           108,000           6.02%    Secured(d)
  Sr. Managing Director    April 15, 1998           (a)         154,500           154,500           5.70%    Secured(d)
  and Director             April 15, 1998           (a)         170,500           170,500           5.51%    Unsecured
                           November 24, 1998        (b)          12,526            12,526           4.47%    Unsecured
George J. Ostendorf......  April 6, 1998            (a)         262,500           262,500           5.70%    Secured(d)
  Sr. Managing Director    April 15, 1998           (a)         130,000           130,000           5.51%    Unsecured
  and Director             November 24, 1998        (b)          12,526            12,526           4.47%    Unsecured
                           November 30, 1998        (b)               0            12,203           4.47%    Unsecured
Irma N. Tavares..........  September 19, 1997       (a)         104,600           104,600           6.02%    Secured(d)
  Sr. Managing Director    April 15, 1998           (a)         157,900           157,900           5.70%    Secured(d)
  and Director             April 15, 1998           (a)         207,100           207,100           5.51%    Unsecured
                           November 28, 1998        (b)          12,527            12,527           4.47%    Unsecured
Thomas P. Kaplan.........  September 15, 1999       (c)         241,796           241,796           5.29%    Secured(d)
  Chief Financial Officer
  and Managing Director


OFFICER                    MATURITY DATE
-------                    --------------
John A. Burchett.........  September 2002
  President, Chief         September 2002
  Executive                March 2003(e)
  Officer and Chairman     November 2002
Joyce S. Mizerak.........  September 2002
  Sr. Managing Director    September 2002
  and Director             March 2003(e)
                           November 2002
George J. Ostendorf......  September 2002
  Sr. Managing Director    March 2003(e)
  and Director             November 2002
                           November 2002
Irma N. Tavares..........  September 2002
  Sr. Managing Director    September 2002
  and Director             March 2003(e)
                           November 2002
Thomas P. Kaplan.........  September 2002
  Chief Financial Officer
  and Managing Director

---------------
(a) Proceeds of the loan were used by the borrower to pay personal income taxes. The taxes resulted from the contribution of the borrower's shares of Hanover Capital Partners Ltd. to the Company in connection with the initial public offering.

(b) Proceeds of the loan were used by the borrower to recapitalize Hanover Capital Partners Ltd.

(c) Proceeds of the loan were used by the borrower to purchase shares of the Company's stock.

(d) The loans are secured (in total) by 166,667 shares of our common stock but are otherwise non-recourse to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak. The loan to Mr. Kaplan is secured by 50,000 shares of our common stock but is otherwise non-recourse to Mr. Kaplan.

(e) The loans were amended to extend the maturity date from March 2001 to March 2003.

                               PERFORMANCE GRAPH

     The graph below provides a comparison of the cumulative total shareholder return on our common stock from our initial public offering on September 16, 1997 (the date the units consisting of common stock and warrants commenced trading) through December 31, 2001, as compared with the cumulative total return on the S&P Composite-500 Stock Index and an index average of our peer group, in each case for the period commencing on September 16, 1997 through December 31, 2001.

     Before March 20, 1998, only the units were traded on the American Stock Exchange; on March 19, 1998 the common stock and warrants commenced trading separately. For purposes of the graph below, the value of the units is used until March 20, 1998, and the value of the common stock is used for subsequent periods.

     Our peer group is composed of comparable publicly traded companies, and includes, Capstead Mortgage Corporation, DYNEX Capital, Impac Mortgage Holdings, Inc., Indymac Bancorp, Inc., Redwood Trust, Inc. and Thornburg Mortgage Asset Corporation.

     The returns reflect stock price appreciation for our common stock and for each of the comparative indices. The graph assumes that $100 was invested at the time of the initial public offering and assumes the reinvestment of any dividends. The graph also tracks an equal investment from September 16, 1997 in the S&P 500 Stock Index, and in the stock index of our peer group, and further assumes the reinvestment of any dividends. The graph lines connect fiscal-year end dates and do not reflect fluctuations between those dates. The data source is FactSet Research Systems, Inc. and the graph was prepared on our behalf by the American Stock Exchange -- Issuer Services. The total return performance shown on the graph is not necessarily indicative of future total return performance of our common stock.

                              [PERFORMANCE CHART]

----------------------------------------------------------------------------------------------------------------
                                           9/16/97    12/31/97    12/31/98    12/31/99    12/29/00    12/31/01
----------------------------------------------------------------------------------------------------------------
 Hanover Capital Mortgage Holdings, Inc.  $100.000    $101.779    $ 35.511    $ 32.839    $ 54.570    $ 92.540
----------------------------------------------------------------------------------------------------------------
 S&P 500 Stock Index                      $100.000    $102.622    $129.989    $155.371    $139.618    $121.408
----------------------------------------------------------------------------------------------------------------
 Peer Group Average                       $100.000    $ 85.842    $ 36.131    $ 36.404    $ 55.756    $ 85.001
----------------------------------------------------------------------------------------------------------------

---------------
* Source: FactSet Research Systems, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and persons owning more than ten percent of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent holders are required by regulations under the Exchange Act of 1934 to furnish us with copies of all Section 16(a) forms they file.

     After reviewing the copies of these reports furnished to us during the fiscal year which ended December 31, 2001, we believe that all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent beneficial owners were satisfied by these persons.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the next annual meeting in the year 2003 must deliver the proposal to our principal executive offices at 379 Thornall Street, Edison, New Jersey 08837 no later than December 13, 2002 if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     Any shareholder proposal for our 2003 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered "untimely" pursuant to our bylaws if we receive it before February 16, 2003 or after March 18, 2003. An untimely proposal may be excluded from consideration at our 2003 annual meeting and, if such proposals are brought before the meeting, proxies solicited by the Board of Directors for our 2003 annual meeting may confer discretionary authority to vote on any such untimely proposal without express direction from shareholders giving such proxies. Such proposal must be delivered to the Secretary of the Company at our principal executive offices.

                                 OTHER MATTERS

     We know of no other matters to be presented to you at the meeting. If other matters are considered at the meeting, the Proxies will vote on these matters in accordance with their own discretion.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                                          By order of the Board of Directors

                                          JOYCE S. MIZERAK,
                                          Senior Managing Director, a Director
                                          and Secretary

April 12, 2002

                                                                     HCMCM-PS-02

HANOVER CAPITAL MORTGAGE HOLDING

C/O EQUISERVE
P.O. BOX 43088
PROVIDENCE, RI 02940



                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed Proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the Proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your Proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 17, 2002.

Thank you, in advance for your prompt consideration of these matters.

Sincerely,

Hanover Capital Mortgage Holdings, Inc.



     [HCMCM- HANOVER CAPITAL MORTGAGE HOLDINGS, INC] [FILE NAME: ZHCMC1.ELX]
                   [VERSION - (1)] [03/14/02] [ORIG. 03/14/02]




                                   DETACH HERE
                                                                           ZHCMC


[X]   Please mark
      vote as in
      this example.



1. Election of Directors.                          --------------------------------------------------------------------------------
                                                                       HANOVER CAPITAL MORTGAGE HOLDINGS. INC.
               (01) James F.Stone                  --------------------------------------------------------------------------------
               (02) Joyce S. Mizerak                                                                       FOR    AGAINST   ABSTAIN
               (03) Inma N. Tavares                2. To consider and vote upon a proposed amendment        [  ]     [  ]     [   ]
                                                      to the Articles of Incorporation of the Company to
                                                      change certain shareholder ownership units.
            For          Withhold
            All          from all
         Nominees [  ]   Nominees [  ]

                                                   3. In their discretion, the Proxies are authorized to vote upon any other
    [  ]                                              business, that may properly come before the meeting or at any adjournment(s)
        ---------------------------------             thereof.
        For all nominees expect as noted

                                                      Mark box at right if an address change or comment has been  [   ]
                                                      noted on the reverse side of this card.


                                                      The Board recommends a vote FOR Proposals 1 and 2.

                                                      Please be sure to sign and date this Proxy.


     [HCMCM- HANOVER CAPITAL MORTGAGE HOLDINGS, INC] [FILE NAME: ZHCMC2.ELX]
                   [VERSION - (1)] [03/14/02] [ORIG. 03/14/02]

                                   DETACH HERE
                                                                           ZHCMC






                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2002
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints John A. Burchett and Joyce B. Mizerak as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned all shares of common stock which the undersigned would be entitled to vote at the 2002 Annual Meeting of Stockholders of HANOVER CAPITAL MORTGAGE HOLDINGS, INC. to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Friday, May 17, 2002 at 11:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting and Proxy Statement dated April 12, 2002, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                                ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------
    Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------



HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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